Exhibit 99.1

Behringer Harvard Acquires
Multifamily Community in Jacksonville, Florida

DALLAS, February 20, 2013 – Behringer Harvard announced today its acquisition of Wimberly at Deerwood, a 312-unit multifamily community in Jacksonville, Florida. Located at 9727 Touchton Road, just off Southside Boulevard (State Road 115), the community offers residents convenient access to Jacksonville International Airport as well as connections to the metro area’s interstate highways and major employment centers.

Wimberly at Deerwood was acquired for the portfolio of Behringer Harvard Opportunity REIT II, Inc. through a joint venture with ApexOne Investment Partners, Inc., a Houston-based real estate investment firm. Behringer Harvard Opportunity REIT II, Inc. is the controlling partner.

“We believe that Wimberly at Deerwood is a well-leased asset that offers stable cash flow and attractive upside potential,” said Mr. Michael O’Hanlon, Chief Executive Officer of Behringer Harvard’s Opportunity Platform. “Over the next few years, we intend to make incremental interior and exterior improvements that will further enhance the appeal of this popular community.”

Wimberly at Deerwood offers apartments with one, two or three bedrooms; nine-foot ceilings; wood flooring in kitchens and entryways; full-size washers and dryers and an average unit size of 914 square feet. Community amenities include a swimming pool, fitness center, business center, 60-person theater room and courts for sand volleyball and basketball.

A diverse economic base, a young and energetic population and a high quality of life have contributed to Jacksonville’s substantial growth in recent decades. The city has one of the largest military presences in the nation and is a transportation hub boasting a deepwater port, four airports, three seaports, a highway system that links the city to three major interstates, and a rail system served by three railroads.

About Behringer Harvard

Behringer Harvard creates, manages and distributes global institutional-quality alternative investment programs for individual and institutional investors. Programs sponsored and managed by the Behringer Harvard group of companies have attracted equity of more than $6 billion and made investments into more than $11 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

About ApexOne Investment Partners

ApexOne Investment Partners is a Houston-based real estate firm that focuses on multifamily investments nationwide. Through more than 100 cumulative years in the real estate industry and a cumulative total of $15 billion in real estate transactions, the firm’s senior partners bring a unique perspective to assessing opportunity, measuring risk and maximizing return. For more information, visit apexoneip.com or call 713.784.8100.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard Opportunity REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, and in its subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	David Nesmith Richards Partners for Behringer Harvard david_nesmith@richards.com 214.891.2864